Moye, Giles, O'Keefe, Vermeire & Gorrell LLP
1225 Seventeenth Street, 29th Floor
Denver, Colorado 80202-2900
                                   September 25, 1997



American Growth Fund, Inc.
110 16th Street, Suite 1400
Denver, Colorado  80202


Attn: Timothy E. Taggart

     Re:  Form N-1A Registration Statement Under the Securities
          Act of 1933
          Investment Company Act File No. 811-825
          Securities Act File no. 2-14543

Gentlemen:

     The above-captioned Registration Statement registered an indefinite number of shares of capital stock (hereafter, "shares") pursuant to Rule 24f-2 under the Investment Company Act of 1940. In accordance with the provisions of that Rule, you are filing a "Rule 24f-2 Notice" for the fiscal year ended July 31, 1997. The Notice discloses that:

     1. No shares were registered under the Securities Act of 1933 other than pursuant to Rule 24f-2, and no such shares remained unsold at the beginning of such fiscal year.

     2. No shares were registered during such fiscal year other than pursuant to Rule 24f-2.

     3. 2,729,697 shares, including shares issued in connection with dividend reinvestment plans, were sold during such fiscal year.

     4. 2,729,697 shares were sold during such fiscal year in reliance upon registration pursuant to rule 24f-2.

     You have requested our opinion as to the legality of the 2,729,697 shares sold during the fiscal year ending July 31, 1997, in reliance upon registration pursuant to Rule 24f-2.

     We have examined a certified copy of the Articles of Incorporation of American Growth Fund, Inc. as approved and received for record by the State Department of Assessments and Taxation of Maryland, Articles Supplementary thereto, the Bylaws and other documents included in the Registration Statement and exhibits thereto, and have conducted such further investigation as deemed appropriate.

     Based upon our examination, we are of the opinion that American Growth Fund, Inc. is a Maryland corporation duly organized and existing under and by virtue of the laws of the State of Maryland with full power to issue its shares of capital stock, and that the 2,729,697 shares issued and sold during the fiscal year ended July 31, 1997, in reliance upon registration pursuant to Rule 24f-2, were legally and validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in connection with the filing of your Rule 24f-2 Notice.

                                   Very truly yours,

                                   MOYE, FILES, O'KEEFE,
                                   VERMEIRE & GORRELL LLP

                                   By: Edward F. O'Keefe, P.C.


                                   /s/Edward F. O'Keefe
                                   Edward F. O'Keefe, President